                                                                     EXHIBIT 4.5
                     SECOND AMENDMENT TO CREDIT AGREEMENT


     This Second Amendment to Credit Agreement is entered into on the 26th day of January, 1996, by and among SANTA ANITA REALTY ENTERPRISES, INC., a California corporation ("Borrower") and FIRST INTERSTATE BANK OF CALIFORNIA, a California banking corporation ("Lender") with reference to the following:

                                   RECITALS

     A. Borrower and Lender previously entered into that certain Credit Agreement, dated November 9, 1994, as amended by that certain First Amendment thereto, dated May 31, 1995 (jointly, the "Agreement").

     B. Borrower and Lender wish to further amend the Agreement, subject to all the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. The term "Maturity Date," as defined in Section 1.01 is hereby deleted in its entirety and the following substituted therefor:

            "Maturity Date":  June 30, 1996.
             -------------

     2. The term "Revolving Commitment," as defined in Section 1.01 is hereby deleted in its entirety and the following substituted therefor:

            "Revolving Commitment":  For the period of time from and including
             --------------------
            January 26, 1996, through and including June 30, 1996, the amount of $20,000,000, as such amount may be reduced pursuant to Section
            2.01 (d).

     3. A new Section 5.01 (I) is hereby added to the Agreement to read as follows:

                 (I) Borrower operates as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as amended ("Code"), and Borrower has complied with any and all conditions and requirements to maintain its status as a REIT under the Code.

     4. Section 6.01 (a)(vii) is hereby deleted in its entirety and the following substituted therefor:

                 "(vii) as soon as practicable, and in any event within 30
            days after the end of each fiscal year, commencing with the fiscal year ended December 31, 1995, projected consolidated balance sheets and statements of operations (or comparable statements) and cash flows of the Borrower, its Subsidiaries, and for Operating Company, all in form and detail acceptable to the Bank; and"

     5. A new section 6.01 (h) is hereby added to the Agreement to read as follows:

                 (h)     Mandatory Loan Repayment Upon Transfer of Certain
                         -------------------------------------------------
            Real Property.  Immediately, upon each sale, conveyance, grant,
            -------------
            lease contribution, assignment or transfer (collectively "Transfer") of all or any portion of Borrower's interest in all or any of the real property described in Exhibit "6.02(h)" attached hereto and incorporated herein, deliver all of Borrower's proceeds from any and all Transfers to Lender. All proceeds delivered to Lender shall be applied to the payment of any and all outstanding Loans, which proceeds shall first be applied to any and all fees or charges thereunder, then to accrued but unpaid interest on the Loans and then to principal. After full payment of all amounts outstanding under any Loans, including, without limitation, fees accrued interest and principal, any excess proceeds received by Lender shall be returned to Borrower.

     6. A new Section 6.01 (i) is hereby added to the Agreement to read as follows:

                  (i)     Mandatory Loan Repayment Upon Transfer of Certain
                          -------------------------------------------------
            Stock.  Immediately, upon each sale, conveyance, grant, lease,
            -----
            contribution, assignment or transfer (collectively "Stock Transfer") of all or any portion of Borrower's interest in all or any of the outstanding securities issued by Pacific Gulf Properties, Inc., a Maryland corporation, or its successors and assigns, deliver all of Borrower's proceeds from any and all Stock Transfer to Lender. All proceeds delivered to Lender shall be applied to the payment of any and all outstanding Loans, which proceeds shall first be applied to any and all fees or charges thereunder, then to accrued but unpaid interest on the Loans and then to principal. After full payment of all amounts outstanding under any Loans, including, without limitation, fees, accrued interest and principal, any excess proceeds received by Lender shall be returned to Borrower.

     7.     Section 6.02 (a) is hereby deleted in its entirety.

      8. Section 6.02 (b) is hereby deleted in its entirety and the following substituted therefore:

                  (b)     (i) Leverage Ratio I.
                              ----------------

                  (1) For the period ending December 31, 1995, permit the ratio of Consolidated Liabilities to Consolidated Tangible Net Worth at any time to be more than 4.25:1.00; and

                  (2) For the period commencing January 1, 1996 through March 31, 1996, permit the ratio of Consolidated Liabilities to Consolidated Tangible Net Worth at any time to be more than 3.75:1.00; and

                  (3) For the period commencing April 1, 1996 and thereafter, permit the ratio of Consolidated Liabilities to Tangible Net Worth at any time to be more than 3.5:1.00.

                          (ii) Leverage Ratio II.
                               -----------------

                  (1) For the period ending December 31, 1995, permit the ratio of Consolidated Liabilities (less the total liabilities of Anita Associates, a California limited partnership ("Anita") to Consolidated Tangible Net Worth (as adjusted for the assets and liabilities of Anita, such adjustment to be approved by Lender) at any time to be more than 2.75:1.00; and

                  (2) For the period commencing January 1, 1996 through March 31, 1996, permit the ratio of Consolidated Liabilities (less the total liabilities of Anita) to Consolidated Tangible Net
              Worth (as adjusted for the assets and liabilities of Anita, such adjustment to be approved by Lender), at any time to be more than 2.5:1.00.

                  (3) For the period commencing April 1, 1996 and thereafter, permit the ratio of Consolidated Liabilities (less the total liabilities of Anita) to Consolidated Tangible Net Worth (as adjusted for the assets and liabilities of Anita, such adjustment to be approved by Lender) at any time to be more than 2.0:1.00.

      9. Section 2 (c) is hereby deleted in its entirety and the following substituted therefor:

                   (c)     Interest Coverage Ratio.  As at the end of any
                           -----------------------
              quarter of the Borrower, permit the ratio of (i) Consolidated Cash Flow (less non-cash income) for the four quarters ending on any date of determination, to (ii) interest expense plus the current portion of long term debt, for such four quarters, to be less than 2.00:1.00.

     10. In Section 6.02 (d), the number "$60,000,000" is hereby deleted and substituted with the number "$26,000,000."

     11. Borrower hereby represents and warrants to Lender that as of the date of this Second Amendment, Borrower operates and is qualified to operate as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as amended ("Code"), and Borrower has complied with any and all conditions and requirements to maintain its status as a REIT under the Code.

     12. Borrower specifically covenants that as of the date of this Second Amendment, Borrower is not in default under any of the terms and conditions contained in the Agreement.

     13. Except as specifically amended in this Second Amendment or to the extent necessary to be consistent with the provisions of this Second Amendment, the Agreement shall continue in full force and effect and be binding upon Borrower and Lender notwithstanding the execution and delivery of this Second Amendment.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the day and year first hereinabove written.



SANTA ANITA REALTY ENTERPRISES, INC.,
a California corporation



By:  /s/ Brian L. Fleming
     ----------------------------------------

Its: Executive VP and CFO
     ----------------------------------------


FIRST INTERSTATE BANK OF CALIFORNIA,
a California banking corporation



By:  /s/ Jutta S. Graham
     ----------------------------------------

Its: Vice President
     ----------------------------------------